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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported)   April 7, 1998
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                       SECURITY CAPITAL INDUSTRIAL TRUST
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             (Exact Name of Registrant as Specified in its Charter)



                                    Maryland
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                 (State or Other Jurisdiction of Incorporation)


         1-12846                                          74-2604728
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 (Commission File Number)                   (I.R.S. Employer Identification No.)



       14100 East 35th Place, Aurora, Colorado                      80011
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       (Address of Principal Executive Offices)                   (Zip Code)


                                (303) 375-9292
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             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

     On April 7, 1998, Security Capital Industrial Trust, a Maryland real estate investment trust ("SCI"), completed the pricing of an offering of its Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series D Preferred Shares"). On April 13, 1998, SCI closed the offering of the Series D Preferred Shares to the underwriters named in the Prosepectus Supplement dated April 7, 1998 for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated and Smith Barney Inc. are acting as representatives. A copy of the Purchase Agreement relating to the Series D Preferred Shares is filed as an exhibit hereto and is hereby incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

                                                                     Sequential
     Exhibit No.  Document Description                                 Page No.
     -----------  --------------------                               ----------

     1.1 Purchase Agreement dated April 7, 1998 between Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated and Smith Barney Inc., as Representatives of the several Underwriters, and Security Capital Industrial Trust.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SECURITY CAPITAL INDUSTRIAL TRUST



Dated: April 13, 1998                       By:  /s/ Jeffrey A. Klopf
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                                                     Jeffrey A. Klopf
                                                        Secretary

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